Exhibit 99

News Release

FOR RELEASE –– NOVEMBER 13, 2007

Corning COO to Address Investors at UBS Global Technology and Services Conference
Company raises fourth-quarter guidance

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) President and Chief Operating Officer Peter F. Volanakis will update the company’s fourth-quarter guidance and address key topics relevant to the company’s growth business opportunities at the UBS Global Technology and Services Conference in New York today. The company’s fourth-quarter earnings per share (EPS), before special items,* is now expected to be in the range of $0.38 to $0.40, up from the previous guidance of $0.36 to $0.38. Sales are now expected to be in the range of $1.53 billion to $1.56 billion, versus the original expectation of $1.50 billion to $1.55 billion.

“The increase in sales and EPS guidance reflects strong October results, November orders and operating performance in our Display Technologies business,” Volanakis will say. Sequential volume growth in the company’s wholly owned liquid crystal display (LCD) glass business and Samsung Corning Precision Glass Co., Ltd. (SCP) is expected to be at the upper end of the previous guidance range of 2% to 5%.

The company’s overall gross margins in the fourth quarter are now expected to be in the range of 48% to 49%, versus the previous guidance of 47% to 48%. The recent movement in the U.S. dollar and Japanese yen exchange rates is also having a positive impact on the company’s earnings. Additionally, equity earnings are now expected to grow sequentially by 5%, versus the previous flat growth expectation, primarily due to the stronger volume at SCP.

In discussing the company’s updated fourth-quarter guidance, Volanakis will say, “Our display business is running at full capacity and manufacturing performance in October was outstanding. If the recent strength in the Japanese yen continues for the rest of the quarter, the company should be able to meet the upper end of its revised EPS guidance.”

“Corning’s full-year 2007 results, including our fourth-quarter expectations, should be exceptional,” Volanakis will add. “We anticipate year-over-year sales growth of approximately 12% and earnings-per-share growth of at least 23%.”

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website.

Volanakis will confirm the strength of the liquid crystal display (LCD) supply chain conditions as he reviews key topics relevant to investors’ evaluation of industry trends and their potential impact on Corning’s Display Technologies business. “End market trends continue to be very favorable. The supply chain remains healthy, as panel makers continue to run at peak utilization rates and with low amounts of inventory. Corning and SCP are running at full capacity to meet demand,” he will say.

“Corning’s Display Technologies expects continued success as it addresses these favorable industry conditions with its effective approach to pricing, robust cost reduction programs and world-leading innovations,” he will add. “Anticipated fourth-quarter price declines of just 8% compared to one year ago, and 2007 gross margin rates higher than 2006 provide evidence that our strategies are working. We expect to continue these approaches as we move forward into the tight LCD glass supply-and-demand situation expected in 2008.”

Volanakis will also address organic light-emitting diodes (OLEDs), an emerging display opportunity for Corning. “While OLED technology continues to face some significant hurdles, it is clearly emerging as a next-generation technology,” he will note. “Corning expects to play a significant role in the future of OLEDs, not only through continued utilization of our LCD glass, but also through a new, proprietary sealing technology. We believe there is an opportunity for Corning to capture a higher-dollar content per OLED display in the future.”

Recent speculation regarding the use of soda lime glass for LCD glass substrates will also be addressed by Volanakis. “We believe that the recent soda lime glass announcement by a Korean panel maker is an attempt to stimulate lower LCD glass prices. Even the highest quality soda lime glass cannot meet the basic requirements for active matrix LCD glass applications without adding substantial cost and complexity to the LCD panel manufacturing process. In addition, there is a high risk of sodium contamination that would limit the function and lifetime of the display. Our customers continue to demand increasing volumes of the highest quality and performance glass substrates. Therefore, we do not consider the commercialization of a TFT LCD containing soda lime glass to be imminent or practical,” he will say.

Updates on events relevant to Corning’s telecommunications business, particularly the multiple dwelling unit (MDU) market, will also be covered. The Oct. 31, 2007 ruling by the Federal Communications Commission, by which exclusive access agreements between MDU owners and video service providers are nullified, will be noted by Volanakis as an action that encourages development of the MDU market and provides further opportunity for Corning’s new ClearCurve™ product platform.

“With successful product test trials under way and positive feedback being received from within and outside the telecommunications industry, we are very encouraged about the advancement of our new optical fiber technology,” Volanakis will add. “Most recently, the company’s ClearCurve product line was recognized as one of TIME Magazine’s best inventions of the year.”

Corning’s presentation to investors at the UBS Global Technology and Services Conference will be available via webcast by accessing the IR events calendar on Corning’s Web site at www.corning.com/investor_relations..

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes in global economic and political conditions; currency fluctuations; product demand and industry capacity; competition; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; changes in the mix of sales between premium and non-premium products; new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; stock price fluctuations; and adverse litigation or regulatory developments. Additional risk factors are identified in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

About Corning Incorporated
Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 150 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy and metrology.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Kenneth C. Sofio
(607) 974-7705
sofiokc@corning.com

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CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Year Ended December 31, 2007 and 2006
(Unaudited; amounts in millions, except per share amounts)

Corning’s comment “These fourth quarter results will bring our full-year sales growth to about 12% and our full-year EPS growth, before special items, to at least 21% over 2006” includes a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Year-ended December 31,
	2007		2006		%
	Per Share		Per Share		Change

Earnings per share (EPS) and net income, excluding special items	$1.38-1.40		$1.12		23-25%
Special items:
Restructuring, impairment, and other (charges) and credits	--	(a)	(0.03)	(c)
Asbestos settlement	--	(b)	--	(d)
Loss on repurchases of debt, net			(0.01)
Provision for income taxes			0.05	(e)
Equity in earnings of affiliated companies			0.03	(f)

Total EPS and net income	$		$1.16

(a)	From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)	As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. For the year ended December 31, 2007, Corning will record a charge or credit for the change in its common stock price as of December 31, 2007 compared to $18.71, the common stock price at December 31, 2006. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in fair value of any of the other components of the proposed asbestos settlement.

(c)	Amount represents a $44 million ($0.03 per share) asset impairment charge for certain long-lived assets in our Telecommunications segment.

(d)	As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. For 2006, Corning recorded a credit of $2 million (before- and after-tax) including a credit of $24 million for the change in Corning’s common stock price of $18.71 at December 31, 2006, compared to $19.66 at December 31, 2005 and a $22 million charge for the change in estimated fair value of certain other components of the proposed asbestos settlement liability.

(e)	Amount reflects a $73 million ($0.04 per share) tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany and a $10 million ($0.01 per share) tax benefit from the release of our valuation allowance on Australian tax benefits.

(f)	Amount reflects the following items which increased Corning’s equity earnings by $40 million, net ($0.03 per share) in 2006: an impairment charge for certain long-lived assets of Samsung Corning; the impact of Samsung Corning’s establishment of a valuation allowance against certain deferred tax assets; a gain on the sale of land at Samsung Corning; and Corning’s share of a favorable tax settlement from the completion of an IRS examination at Dow Corning.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended December 31, 2007
(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings per share (EPS) excluding special items for the fourth quarter of 2007 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: EPS excluding special items	$0.38	$0.40
Special items:
Restructuring, impairment, and other (charges) and credits (a)
Asbestos settlement (b)
Earnings per share

This schedule will be updated as additional announcements occur.

(a)	From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)	As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the fourth quarter of 2007, Corning will record a charge or credit for the change in its common stock price as of December 31, 2007 compared to $24.65, the common stock price at September 30, 2007. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in settlement value of any of the other components of the proposed asbestos settlement.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning’s fourth quarter 2007 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.